Exhibit 99.1

For Presentation on November 4, 2026 Jackson Financial Inc. Third Quarter 2026 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as "could," "should," "can," "continue," "estimate," "forecast," "intend," "look," "may," "expect," "believe," "anticipate," "plan," "predict," "remain," "future," "confident," and "commit" or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the "SEC") on February 24, 2026, and elsewhere in Jackson Financial Inc.'s filings filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP ("Generally Accepted Accounting Principles") financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found under "Non-GAAP Financial Measures" in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles ("statutory") financial measures, including "total adjusted capital" and "statutory admitted assets." These statutory financial measures are included in or derived from the Jackson National Life Insurance Company ("JNL") annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and are available in the investor relations section of the Company's website at investors.jackson.com/financials/statutory-filings.

We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts, some of which may contain material and previously non-public information. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives' social media channels is not incorporated by reference into and is not part of this document.

JACKSON 2

JFI Celebrates 5 Years

Since Jackson became an independent public company

- ✓ **More than $88 billion in total retail annuity sales[1]**
  - Diversification of annuity sales, with RILA launch and refreshed FIA products
- ✓ **Nearly $8 billion in cumulative adjusted operating earnings[2]**
- ✓ **Free Capital Generation of nearly $5 billion[3]**
- ✓ **More than $3.5 billion returned to common shareholders via dividends and buybacks**
  - Exceeds initial market capitalization of $2.5 billion[4]
  - Has repurchased nearly **30%** of initial shares outstanding at separation[5]
- ✓ **Quarterly common shareholder dividend raised every year, from $0.50 to $0.90 per common share, an 80% increase**
- ✓ **JXN common stock price up nearly 400% in its first five years as a public company[6]**
  - Market cap grew from $2.5 billion at YE21 to nearly $8.6 billion at 3Q26



NEW YORK STOCK EXCHANGE
JACKSON®
JXN
LISTED
NYSE

1) Total sales in the retail annuity segment for the quarters 4Q21 through 3Q26, excluding certain internal exchanges. 2) See the Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measures. Total adjusted operating earnings for the quarters 4Q21 through 3Q26. 3) Free capital generation represents Jackson National Life's (JNL) statutory after-tax capital generation, adjusted for the change in estimated company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. 4) Market capitalization of $2.456 billion as of 9/30/21. 5) Net of shares issued. 6) $129.32 at market close 9/30/26 compared to $26.10 at market close 9/20/21.

Third Quarter 202 6 Financial Results Key Highlights $847M GAAP earnings $517M Non - GAAP earnings 2 $12.37 GAAP earnings per share $7.55 Non - GAAP earnings per diluted share 2 $281M Free capital generation 1 $275M Free cash flow 2 22% Record Retail annuity sales 4 Net income attributable to Jackson Financial Inc. (JFI) common shareholders Net i ncome per diluted common share After investing in new business growth Cash distributed to JFI, net of JFI expenses Adjusted Operating Earnings 2 Adjusted Operating Earnings per diluted common share Retail annuity sales up over 3Q25 1) Free capital generation represents Jackson National Life’s (JNL) statutory after - tax capital generation, adjusted for the change in estimated company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. 2) See the Appendix for the non - U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measures. 3) See slide 10 for a description of the notable items for 3Q26. 4) Excludes certain internal exchanges. $7.67 Non - GAAP earnings per diluted share, ex. notable items 3 Adjusted Operating Earnings, less notable items and taxes, per diluted common share $291M Capital return Common share dividends and repurchases Spread based retail annuity sales Percentage of r etail annuity sales that are spread products 58% 4

Growing Product Offering Provides Broad Product Spectrum

Providing financial professionals with the products best suited for their clients

Greater Market Participation →

	Fixed	FIA	RILA	Traditional VA
Recent Enhancements	Refreshed SPIA[1] product with enhanced liquidity features	Launch of dedicated income and accumulation FIA	Launch of 4th generation RILA with crediting enhancements, new index option, guaranteed caps and flexible premium	Focus on actively managing living benefits through rate sheet adjustments
Income Focused	Jackson SPIA™	Jackson Income Assurance®	+ Income Optional Living Benefit	Jackson Perspective II®
Accumulation Focused	Jackson RateProtector®	Jackson Fixed Index Accumulation™	Jackson Market Link Pro 4®	Jackson Elite Access II®

← Greater Income and Protection Focus

Jackson remains committed to developing new and enhancing existing products to best meet client and financial professional needs

1) Single premium immediate annuity.

JACKSON 5

AARP ® Annuity Program from Jackson ® Member Benefits and Phased Rollout Strategic Fit and Distribution Initial products: Interest Advantage (MYGA – Multi - Year Guaranteed Annuity ), Growth Advantage (FIA – Fixed Index Annuity ), Income Advantage (FIA + income), Lifetime Advantage (SPIA – Single Premium Income Annuity ). Initial states: Arizona, Florida, Georgia, Illinois, Indiana, Louisiana, Michigan, Ohio, Pennsylvania and South Dakota. Exclusive annuity provider for AARP members • Expands access to distinct Jackson annuities for millions of AARP members • Supports Jackson’s growth and diversification strategy through new products and channels • Builds direct - to - consumer capabilities for individuals not working with a financial professional • Combines an integrated digital experience with dedicated sales and service support 6 Distinct annuities focused on value, simplicity and competitive features, with concierge support, educational and digital planning tools Initial Launch: Nov 2026 National Availability Exclusive Member Benefits Four annuities in 10 states, designed to address key retirement needs including principal protection and guaranteed lifetime income National availability of products offered through the program is targeted for the first half of 2027

Accelerating Diversification of In - force Book Balanced Mix of Sales, Diversifying Balance Sheet and Earnings Stream 3Q26 Year - end 2021 Other than Lifetime Benefit VA 30% 41% VA (w/LB) VA (no LB) Institutional FA/FIA & Payout RILA 70% 59% Account Value by Product 7

Holdco Liquidity Approximately two years of holding company fixed expenses Capital Return $900 million - $1.1 billion capital return to common shareholders Holding company cash and highly liquid securities of nearly $1.4 billion at the end of 3Q26, which is above Jackson’s $325 million minimum liquidity buffer 2,3 In the first nine months of 2026, returned $838 million of capital to common shareholders Free Capital Generation At or above $1.2 billion 1 In the first nine months of 2026, generated $856 million of free capital On Track to Deliver 2026 Financial Targets 1) Assuming 5% equity market total return and interest rates following the December 31, 2025, forward curve. 2) The holding c omp any liquidity includes proceeds from our $750 million senior debt issuance in the second quarter of 2026, which is expected to be used for general corporate purposes, that may include, among other thi ngs , repaying or redeeming at or prior to maturity the $400 million senior notes due 2027 and at maturity, Jackson National Life’s $250 million surplus notes due 2027. 3) Jackson intends to maintain a minim um amount of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two years of holding company fixed net expenses, which is currently targeted at $325 million but may change over time as we refinance existing debt or make changes to our debt and capital structure. Progress Through Third Quarter 8

Strong Fee-Earnings Franchise Complemented by a Growing Spread Business

Achieving Attractive Adjusted Operating ROE[1]

Strong Earnings Profile

Pre-Tax Adjusted Operating Earnings[1]
$ millions



508
505
3
648
618
30
631
612
19
3Q25
2Q26
3Q26
Pre-tax Adjusted Operating Earnings
Notable Items[2]

- ✓ VA book with asset management economics
- ✓ Growing into diversification
- ✓ Long-term expense discipline

Growing Spread Block

Spread Account Value[3], $ billions



33.6
44.1
47.9
3Q25
2Q26
3Q26

- ✓ Driving accelerated growth
- ✓ Diversifying earnings and strengthening the balance sheet
- ✓ Recent enhancements support competitive offerings

Enhancing Returns

Trailing 12-month Adjusted Operating ROE[1]



13.6%
16.3%
17.1%
3Q25
2Q26
3Q26

- ✓ Continued long-term earnings growth
- ✓ Capital efficient business mix
- ✓ Highly cash generative book of business

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measures. 2) See slide 10 for a description of the notable items for 3Q26. 2Q26 notable item of $30m from LP underperformance. 3Q25 notable item of $3m from LP underperformance. 3) RILA, FA, FIA and Institutional products.

JACKSON

9

Third Quarter 2026 Notable Items

Adjusted Operating Earnings Per Share, Excluding Notable Items and Taxes

	3Q26		
($ millions, except per share amounts)	Pretax	After-tax[1,2]	EPS-Diluted
Adjusted Operating Earnings[3]	612	517	$7.55
Notable Items Included in Adjusted Operating Earnings			
(Out performance)/Under performance from LP Income[4]	19	16	0.24
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance		(8)	(0.12)
Adjusted to Exclude Notable Items and Taxes	**631**	**525**	**$7.67**



$5.98
$7.68
$7.67
$0.38
$0.12
$6.16
$7.30
$7.55
3Q25
($0.18)
2Q26
5
3Q26
Adjusted Operating Earnings
Notable Items

1) After-tax results for Notable Items were calculated using the quarter's effective tax rate for adjusted operating earnings (3Q26 of 13.7%).
2) Includes preferred stock dividends of $11m.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 6% for 3Q26. Total LP returns (including non-operating) of 6% for 3Q26.
5) Includes impact from effective tax rate versus a 15% tax rate guidance. 3Q25 total notable items and taxes of ($0.18) includes LP underperformance of $0.04 and the impact from effective tax rate versus a 15% tax rate guidance of ($0.22). 2Q26 total notable items and taxes of $0.38 includes LP underperformance of $0.36 and the impact from effective tax rate versus a 15% tax rate guidance of $0.02.

JACKSON 10

Continued Progress on Retail Sales Mix Shift

Top 3 Leadership in Total Annuity Retail Sales[1]

Retail Sales[2]

$ billions



58% Spread Based
5.4
5.9
6.5
3Q25
2Q26
3Q26
Variable Annuities
RILA
FA / FIA

- ✓ Jackson's 3Q26 retail sales highest since becoming an independent company. 3Q26 retail sales up 22% compared to 3Q25.
- ✓ #1 YTD industry ranking in traditional VA[1]
- ✓ #3 YTD industry ranking in RILA[1]
- ✓ Spread-based products represented 58% of retail sales, supporting continued diversification of the in-force business and future earnings sources

Non-VA Net Flows[3]

$ billions



48% Growth vs 3Q25
2.3
2.9
3.5
3Q25
2Q26
3Q26

- ✓ Robust spread-based sales supported by enhanced asset sourcing capabilities at PPM
- ✓ TPG strategic partnership supports asset sourcing and spread-based growth
- ✓ Growing non-VA net flows highlights success in diversifying business and strengthening market position

Leading Advisory Position

Total Advisory Sales, $ millions



35% Growth vs 3Q25
448
503
604
3Q25
2Q26
3Q26

- ✓ Diversification occurring across distribution
- ✓ Top 3 industry ranking in VA/RILA and FIA advisory sales in 2Q26 YTD[1]
- ✓ Full product spectrum driving growth
  - Non-VA accounted for 35% of 3Q25 Advisory sales
  - Non-VA accounted for 54% of 3Q26 Advisory sales

1) 2Q26 LIMRA US Individual Annuity Industry Sales Report (YTD). 2) Excludes the FA/FIA business ceded to Athene and certain internal exchanges. 3) Includes net flows related to FIA, FA, payout annuities and RILA.

JACKSON 11

Supports more predictable capital generation at Jackson National Life by separating guarantee risk from base contract fees Protects policyholders over the long term through prudent reserving, hedging and capital framework Removes cash surrender value floor - driven capital volatility by aligning reserves to underlying economics and hedge profile Reduces need for non - economic hedging while enhancing ability to manage equity and interest rate risks Brooke Re: Aligning Risk Management with VA Economics • Michigan - based captive reinsurer • Reinsures variable annuity guarantees , primarily GMWB and GMDB, as well as payout annuities • R eserving and capital framework uses U.S. GAAP with modifications and requires annual asset adequacy testing • Jackson National Life executes hedging on behalf of Brooke Re • Brooke Re receives guarantee fees in connection with the reinsurance - $2.8 billion for the trailing twelve months • Brooke Re settles hedging results with Jackson National quarterly over 3 - year period • Continue to explore potential enhancements to our captive strategy Structure Highlights Strategic Rationale 12

Economic Hedging Focused on Long-Term Risk Management

Third Quarter 2026 ($millions)

Adjusted Operating Earnings Walk



612
213
479
Hedge
Results
(266)
Vol.
Impact
337
(58)
(116)
988
Pretax adjusted operating earnings (Non-GAAP)[1]
Net hedge results[2]
Net gain on funds withheld[3]
Net realized investment loss and other, net
Amortization of non-operating DAC
Pretax income attributable to JFI (U.S. GAAP)

- ✓ Brooke Re formation supports greater consistency in hedging outcomes and more predictable capital generation
- ✓ 3Q26 gains in both RILA/FIA and VA excluding volatility
- ✓ For RILA and FIA, the hedging strategy prioritizes economic outcomes rather than JFI U.S. GAAP results
- ✓ On a Brooke Re basis, the 3Q26 net hedge gain was modestly higher

3Q26 Net Hedge Results by Product

Pre-tax Income (loss)	Variable Annuities	RILA & FIA	Total
Fees attributable to guarantee benefit reserves	751	9	760
Net (losses) gains on hedging instruments	(1,788)	106	(1,682)
Market risk benefits gains (losses), net	1,020	51	1,071
Net reserve and embedded derivative movements[4]	(55)	119	64
Net Hedge Results	**(72)**	**285**	**213**
MRB Volatility Impact	(266)	-	(266)
Net Hedge Results (ex. MRB Volatility Impact)	**194**	**285**	**479**

3Q26 YTD Net Hedge Results by Product

Pre-tax Income (loss)	Variable Annuities	RILA & FIA	Total
Fees attributable to guarantee benefit reserves	2,243	2	2,245
Net (losses) gains on hedging instruments	(4,139)	2,173	(1,966)
Market risk benefits gains (losses), net	1,403	51	1,454
Net reserve and embedded derivative movements[4]	(171)	(1,729)	(1,900)
Net Hedge Results	**(664)**	**497**	**(167)**
MRB Volatility Impact	(547)	-	(547)
Net Hedge Results (ex. MRB Volatility Impact)	**(117)**	**497**	**380**

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 2) Represents non-operating Total Guaranteed Benefits and Hedging Results.
3) Includes $166m net realized investment gain and $171m net investment income. 4) Net reserve and embedded derivative movements includes guaranteed benefit claims.

JACKSON 13

Consistent Capital Generation and Free Cash Flow

Free Capital Generation

Provides Foundation for New Business Growth and Distributions to Holding Company

($millions)



459
304
281
3Q25
2Q26
3Q26

- **After-Tax Statutory Capital Generation**[1] provides foundation for new business growth while **Free Capital Generation**[2] supports distributions to holding company subject to regulatory considerations and desired RBC levels
- 2025 Free Capital Generation of nearly $1.4 billion and we expect to be at or above $1.2 billion for 2026

Free Cash Flow[3]

at Holding Company Provides Financial Flexibility and Long-Term Shareholder Value Creation

($millions)



216
287
275
3Q25
2Q26
3Q26

- 2026 YTD **Free Cash Flow** up 18% over 3Q25, based on strong operating company distributions
- Based on end of 3Q26 market capitalization, Jackson has produced a free cash flow yield of approximately 11% for the trailing 12 months[4]

Capital Return to Common Shareholders

is Balanced and Consistent Including Dividends and Share Repurchases

($millions)



210
290
291
3Q25
2Q26
3Q26
# of common shares repurchased
1.6m
2.1m
1.8m

- Returned nearly 84% of the 2026 **Capital Return** target mid-point as of end of 3Q26
- 2026 quarterly dividend up 12.5% over 2025 to $0.90 per common share
- **Capital Return** target of $900 million - $1.1 billion for 2026

1) Includes after-tax income from operations, realized gains/losses, unrealized gains/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. 2) Free capital generation represents Jackson National Life's (JNL) statutory after-tax capital generation, adjusted for the change in estimated company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. 3) See Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure. 4) Free Cash Flow yield (non-GAAP metric) is calculated by taking the trailing 12 months of Free Cash Flow and dividing by the market value of the outstanding common stock at 9/30/26.

JACKSON 14

Robust Capital and Liquidity

Since becoming public, Jackson has returned over $3.5 billion to common shareholders - exceeding our initial market capitalization

Statutory Capital Generation[1]

$ millions



579
656
491
3Q25
2Q26
3Q26

- ✓ Fee income largely reflects asset management type business
- ✓ Consistently generates distributable cash
- ✓ Funding substantial new business growth

Dividends and Distributions to JFI

$ millions



250
325
325
3Q25
2Q26
3Q26

- ✓ More frequent, smaller remittances
- ✓ Supporting attractive free cash flow
- ✓ RBC of 524% remains well above 425% minimum

Holding Company Cash & Investments

$ millions



797
46
751
1,449
55
744
650 2
1,454
62
742
650 2
3Q25
2Q26
3Q26
Debt Prefund
Cash and Highly Liquid
Other Investments

- ✓ Returned $838 million to common shareholders YTD26
- ✓ On track to meet 2026 targets
- ✓ $1 billion increase to the common share repurchase authorization announced November 3

1) Includes statutory after-tax income from operations, realized gains/losses, unrealized gain/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. 2) The holding company liquidity includes proceeds from our $750 million senior debt issuance in the second quarter of 2026, which is expected to be used for general corporate purposes, which may include, among other things, repaying or redeeming at or prior to maturity, the $400 million senior notes due 2027 and at maturity, Jackson National Life's $250 million surplus notes due 2027.

JACKSON
15

Significant Liquidity Across Jackson Entities x Recently issued P - Caps provide greater flexibility for opportunistic deployment and additional buffer for severe market stress x Total holding company liquidity sources of $4.0 billion provide significant support for contingent capital needs x JNL available liquidity aligns well with Jackson’s disciplined approach to risk management JFI Available Liquidity ($b) 1 JNL Available Liquidity ($b) 1 Strategic liquidity management with ability to use JFI funds where needed across Jackson’s entities 1) As of September 30, 2026. May not sum to total due to rounding. 2) The holding company liquidity includes proceeds from o ur $750 million senior debt issuance in the second quarter of 2026, which is expected to be used for general corporate purposes, that may include, among other things, repaying or redeeming at or prior to maturity the $40 0 million senior notes due 2027 and at maturity, Jackson National Life’s $250 million surplus notes due 2027. 3) Uncommitted Money Market Line of $0.5 billion available intra - quarter and is available to either JFI or JNL. 4) Includes fair value of corporate debt securities, excluding private securities, and other government securities. 5) Excludes funds withheld assets related to funds withheld reinsurance transactions. 6) Includes FHL B c apacity of $2 billion. 0.7 Cash & U.S. Government Securities 2 1.3 Revolving Credit Facility 0.9 P - Caps 0.5 Other Sources 3 0.7 Highly Liquid Assets 2,4 4.0 Total 6.2 Cash & U.S. Government Securities 5 2.3 Other Sources 6 23.2 Highly Liquid Assets 4,5 31.7 Total 16

41 61 38 41 4Q21 3Q26 Jackson Managed Assets 3rd Party Managed Assets $102B PPM America – Jackson’s Asset Manager Benefitting from Jackson and Third - Party Growth Notes: All data as of September 30, 2026. PPM America, Inc. is an indirect, wholly - owned subsidiary of Jackson Financial Inc. 1) AUM includes committed but unfunded capital for PPM’s private equity and commercial real estate businesses. 2) Excludes V A s eparate account assets managed by Jackson. $ 94 B $ 58 B 1990 22 4 Year of founding Number of employees Total firm AUM 2 Assets managed on behalf of Jackson BY THE NUMBERS $ 102 B $ 61 B 1990 2 37 Year founded Number of employees Total firm AUM 1 Assets managed on behalf of Jackson 2 $79B Asset Classes under Management PPM Benefits from Jackson and Third - Party AUM Growth Public Fixed Income 72% Private & Structured Credit 11% Commercial Real Estate 8% Private Equity 7% Collaterized Loan Obligations 2% 17

Diversified, High-Quality Investment Portfolio

September 30, 2026 (Excluding Funds Withheld)

Total U.S. GAAP Investment Portfolio[1,2]


Other invested assets 4%
CMBS 3%
Limited partnerships 3%
U.S government securities 7%
ABS 13%
$61B
Mortgage loans 15%
Corporate securities 56%

- ✓ **Disciplined asset-liability management** framework guides strategic asset allocation decisions
- ✓ **High quality, defensively positioned portfolio** with 7% in highly liquid U.S. Treasuries
- ✓ **Below investment-grade exposure limited to 1%** primarily corporate bonds and loans[1]
- ✓ **Commercial mortgage portfolio remains strong**, with 99% first-lien loans and 97% rated CM1 or CM2
- ✓ **Modest private equity exposure** through selective limited partnership investments
- ✓ **Total Hyperscaler, Data Center and AI** exposure less than 2% of general account and well diversified
- ✓ **ABS exposure is highly rated** and well diversified across more than 20 subsectors
- ✓ No material general account investments in **affiliates**

1) Includes Jackson, Jackson of New York, Brooke Life, Squire II, JFI, Brooke Re and Hickory Re. Excludes funds withheld. Includes only Jackson's direct investments in PPM-managed CLOs, which consists mostly of a modest amount of equity investments and represents our economic risk in the transactions. The chart above excludes the underlying bank loans and debt tranches of PPM CLOs which are consolidated and reported in our U.S. GAAP financial statements. 2) ABS includes CLOs

JACKSON

18

Diversified Private Debt Portfolio Anchored in Traditional Private Placements[1]

September 30, 2026 (Excluding Funds Withheld)



Direct Lending: 2%
Corporate-Credit Tenant Lease: 6%
Infrastructure: 16%
ABS: 16%
Corporate-Traditional Placement: 60%
$11.5B
19% of total investment portfolio

By Type of Security

- ✓ **Private debt portfolio primarily composed of traditional private placements**
- ✓ **Targeted new private debt investments** to include **asset-backed finance and private credit direct lending** through our partnership with TPG
  - **Measured, diversified approach** to TPG-sourced investments, aligned with **established investment guidelines**
  - **Market dislocations** may create **selective opportunities,** subject to established underwriting diversification and return requirements
- ✓ **Software industry exposure modest**, focused on **high-quality, investment-grade issuers**



AA: 8%
A: 37%
AAA: 1%
BB & below: <1%
BBB: 53%
$11.5B
19% of total investment portfolio

By Rating

- ✓ **Below-investment-grade private debt exposure less than 1%,** excluding the impact of consolidating affiliate CLOs
- ✓ **Private-letter ratings represent 7% of total invested assets**, primarily from top-tier NRSROs (Moody's, S&P, Fitch, Kroll, and DBRS)

1) Includes Jackson, Jackson of New York, Brooke Life, Squire II, JFI, Brooke Re and Hickory Re. Excludes funds withheld. Includes only Jackson's direct investments in PPM-managed CLOs, which consists mostly of a modest amount of equity investments and represents our economic risk in the transactions. The chart above excludes the underlying bank loans and debt tranches of PPM CLOs which are consolidated and reported in our U.S. GAAP financial statements.

JACKSON 19

20 2026 Capital Return Targets on Track While Maintaining a Strong Balance Sheet On track to deliver on 2026 key financial targets Maintained strong balance sheet and robust levels of financial flexibility Consistent capital generation and distribution strength Well - positioned to create long - term value for shareholders 20

Appendix

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our Net income (loss) attributable to Jackson Financial Inc. common shareholders (which excludes income attributable to non-controlling interest and dividends on preferred stock) adjusted to eliminate the impact of the items described in the following numbered paragraphs. These items are excluded as they may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of our business. We believe making these exclusions provide investors a better picture of the drivers of our underlying performance.

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) net gains (losses) on hedging instruments which includes: (a) changes in the fair value of freestanding derivatives, and related commissions and expenses, used to manage the risk associated with market risk benefits and other benefit features, excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (b) investment income and change in fair value of certain non-derivative assets used to manage the risk associated with market risk benefits and other benefit features; and (iii) the movements in reserves, market risk benefits, benefit features accounted for as embedded derivative instruments adjusted to exclude the cost of hedging for certain indexed annuity products, and related claims and benefit payments (excluding impacts of actuarial assumption updates and model enhancements). We believe excluding these items removes the impact to both revenue and related expenses associated with Net Hedging Results.

2) Amortization of DAC Associated with Non-Operating Items at Date of Transition to LDTI: Amortization of the balance of unamortized deferred acquisition costs at January 1, 2021, the date of transition to current Long Duration Targeted Improvements (LDTI) accounting guidance, associated with items excluded from pretax adjusted operating earnings prior to transition.

3) Actuarial Assumption Updates and Model Enhancements: The impact on the valuation of MRBs and embedded derivatives arising from our annual actuarial assumption updates and model enhancements review.

4) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges; and (iii) foreign currency gain or loss on foreign denominated funding agreements and associated cross-currency swaps.

5) Change in Value of Funds Withheld Embedded Derivative and Net Investment Income on Funds Withheld Assets: Composed of: (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions.

6) Other Items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities; (ii) the impacts from derivatives not included in Net Hedging Results or Net Realized Investment Gains and Losses (see 1. and 4. above), excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; (iii) investment income (loss) related to mark-to-market on TPG shares, which are subject to certain sales restrictions; and (iv) one-time or other non-recurring items.

Operating Income Taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate in computing its tax provision including consideration of discrete items.

JACKSON

22

Non-GAAP Financial Measures

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc. (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business because it removes those short-term fluctuations. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of JFI.

Adjusted Operating Return on Equity Attributable to Common Shareholders

We use Adjusted Operating Return on Equity (ROE) Attributable to Common Shareholders to manage our business and evaluate our financial performance which: (i) excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business; and (ii) is calculated by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributable to Common Shareholders.

Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM or other subsidiaries, plus the return of capital from our subsidiaries. Equity issuances used to fund subsidiaries are included in free cash flows, resulting in a net zero impact through the offsetting capital contribution to subsidiaries. Free cash flow should not be used as a substitute for JFI's (Parent Company only) net cash provided by (used in) operating activities calculated in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders and other corporate initiatives.

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the Company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

JACKSON 23

Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended					For the Nine Months Ended	
	9/30/25	12/31/25	3/31/26	6/30/26	9/30/26	9/30/25	9/30/26
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders	65	(215)	(435)	644	847	198	1,056
Add: dividends on preferred stock	11	11	11	11	11	33	33
Add: income tax expense (benefit)	(19)	(172)	20	5	130	(14)	155
Pretax Income (loss) Attributable to Jackson Financial Inc.	57	(376)	(404)	660	988	217	1,244
Non-Operating Adjustments (Income) Loss:							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(765)	(763)	(771)	(714)	(760)	(2,297)	(2,245)
Net (gains) losses on hedging instruments	14	370	460	(176)	1,682	843	1,966
Market risk benefits (gains) losses, net	(226)	405	1,670	(2,053)	(1,071)	(183)	(1,454)
Net reserve and embedded derivative movements	1,160	393	(707)	2,671	(64)	1,893	1,900
Total net hedging results	183	405	652	(272)	(213)	256	167
Amortization of DAC associated with non-operating items at date of transition to LDTI	125	123	121	118	116	380	355
Actuarial assumption updates and model enhancements	-	360	-	-	-	-	-
Net realized investment (gains) losses	1	7	42	27	60	37	129
Net realized investment (gains) losses on funds withheld assets	379	210	159	297	(166)	1,094	290
Net investment income on funds withheld assets	(203)	(198)	(199)	(201)	(171)	(657)	(571)
Other items	(37)	(2)	59	(11)	(2)	26	46
Total Non-Operating Adjustments	448	905	834	(42)	(376)	1,136	416
Pre-Tax Adjusted Operating Earnings	505	529	430	618	612	1,353	1,660
Less: operating income tax expense (benefit)	61	63	58	94	84	161	236
Adjusted operating earnings before dividends on preferred stock	444	466	372	524	528	1,192	1,424
Less: dividends on preferred stock	11	11	11	11	11	33	33
Adjusted Operating Earnings	433	455	361	513	517	1,159	1,391
Effective Tax Rates on Adjusted Operating Earnings	12.1%	11.9%	13.5%	15.2%	13.7%	11.9%	14.2%

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Select U.S. GAAP to Non-GAAP Reconciliation

$ millions, except percentages and per share and shares outstanding data	For the Three Months Ended or As of					For the Nine Months Ended or As of	
	9/30/25	12/31/25	3/31/26	6/30/26	9/30/26	9/30/25	9/30/26
Net Income (Loss)	91	(186)	(420)	660	870	258	1,110
Income attributable to non-controlling interest	15	18	4	5	12	27	21
Net Income (Loss) Attributable to Jackson Financial Inc.	76	(204)	(424)	655	858	231	1,089
Less: Dividends on preferred stock	11	11	11	11	11	33	33
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders [a]	65	(215)	(435)	644	847	198	1,056
Total Shareholders' Equity	10,229	9,953	9,496	9,962	8,481	10,229	8,481
Less: Preferred equity	533	533	533	533	533	533	533
Total Common Shareholders' Equity	9,696	9,420	8,963	9,429	7,948	9,696	7,948
Average Common Shareholders' Equity [b]	9,759	9,558	9,192	9,196	8,689	9,629	8,940
Total ROE Attributable to Common Shareholders [a]/[b]; Annualized	2.7%	-9.0%	-18.9%	28.0%	39.0%	2.7%	15.7%
Adjusted Operating Earnings [c]	433	455	361	513	517	1,159	1,391
Adjusted Book Value Attributable to Common Shareholders:							
Total common shareholders' equity	9,696	9,420	8,963	9,429	7,948	9,696	7,948
Exclude AOCI attributable to Jackson Financial Inc.	1,341	1,201	1,409	1,387	3,157	1,341	3,157
Adjusted Book Value Attributable to Common Shareholders	11,037	10,621	10,372	10,816	11,105	11,037	11,105
Average Adjusted Book Value Attributable to Common Shareholders [d]	11,046	10,829	10,497	10,594	10,961	11,068	10,729
Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized	15.7%	16.8%	13.8%	19.4%	18.9%	14.0%	17.3%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	0.93	(3.13)	(6.24)	9.18	12.40	2.76	15.22
Net income (loss) (diluted)[1]	0.92	(3.13)	(6.24)	9.16	12.37	2.75	15.17
Adjusted operating earnings per common share (diluted)	6.16	6.61	5.15	7.30	7.55	16.10	19.99
Book value per common share (diluted)	139.19	138.17	125.61	136.10	117.72	139.19	117.72
Adjusted book value per common share (diluted)	158.44	155.78	145.35	156.12	164.47	158.44	164.47
Shares Outstanding							
Weighted average number of common shares (basic)	70,084,349	68,600,900	69,743,841	70,164,533	68,297,919	71,780,958	69,396,956
Weighted average number of common shares (diluted)	70,279,275	68,874,062	70,061,288	70,292,020	68,464,827	71,966,229	69,600,533
End of period common shares (basic)	68,333,010	66,825,632	70,270,752	68,185,286	66,448,342	68,333,010	66,448,342
End of period common shares (diluted)	69,658,285	68,177,866	71,357,493	69,277,940	67,518,233	69,658,285	67,518,233

1) In a quarter in which we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 273,162 shares and 317,447 shares for the three months ended December 31, 2025, and March 31, 2026, respectively.

JACKSON 25

Select U.S. GAAP to Non-GAAP Reconciliation

$ millions	For the Three Months Ended					For the Nine Months Ended	
	9/30/25	12/31/25	3/31/26	6/30/26	9/30/26	9/30/25	9/30/26
Jackson Financial Inc. (Parent Company Only) Net Cash Provided by (used in) Operating Activities	22	(15)	19	(27)	6	27	(2)
Adjustments from Net Cash Provided by Operating Activities to Free Cash Flow:							
Issuance of treasury stock to TPG	-	-	500	-	-	-	500
Capital distribution from subsidiaries	205	300	280	325	280	725	885
Capital contributed to subsidiaries	-	(155)	(500)	-	-	-	(500)
Dividends on preferred stock	(11)	(11)	(11)	(11)	(11)	(33)	(33)
Total Adjustments	194	134	269	314	269	692	852
Free Cash Flow (Non-GAAP)	216	119	288	287	275	719	850
Free Cash Flow Comprised of:							
Issuance of treasury stock to TPG	-	-	500	-	-	-	500
Capital distributions from subsidiaries	205	300	280	325	280	725	885
Interest on surplus notes from subsidiary	45	-	45	-	45	90	90
Cash Distributed to JFI	250	300	825	325	325	815	1,475
Capital contributed to Hickory Re	-	(150)	(500)	-	-	-	(500)
Parent company expenses	(33)	(29)	(29)	(37)	(45)	(90)	(111)
Net investment income and other income	8	6	7	8	14	22	29
Other, net	(9)	(8)	(15)	(9)	(19)	(28)	(43)
JFI Expenses and Other, net	(34)	(31)	(37)	(38)	(50)	(96)	(125)
Free Cash Flow	216	119	288	287	275	719	850

JACKSON
26

Glossary

Athene Reinsurance Transaction - The funds withheld coinsurance agreement with Athene Life Re Ltd., entered on June 18, 2020, and effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts. The recognition of these costs has been deferred, and the deferred amounts are shown on the balance sheet as an asset, which is subject to amortization over the estimated lives of those policies and contracts.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time, after which rates may be reset.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (enhanced benefits available for an additional cost) that entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year for the duration of the policyholder's life, regardless of account performance.

LDTI - Accounting Standards Update 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts", effective January 1, 2023, with a transition date of January 1, 2021.

Net Amount at Risk (NAR) - The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

JACKSON 27

Glossary

Net Flows - The net change in customer account balances during a period, after reflecting gross premiums inflows and surrender, withdrawal and benefit payment outflows. Net flows do not include investment performance, interest credited to customer accounts, and policy charges.

Registered Index-Linked Annuity (RILA) - A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk-Based Capital (RBC) - Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, registered index-linked annuities (RILA), fixed annuities, fixed index annuities, and payout annuities. These products are distributed through various wirehouses, insurance brokers, independent broker-dealers, as well as banks and financial institutions.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, fixed index annuities, RILA and the fixed option on variable annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products segment consist of traditional guaranteed investment contracts (GICs), and funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds. Funding agreements are also issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank (FHLB) program.

The financial results of JFI's Institutional Products business are primarily dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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